STOCKHOLDER'S AGREEMENT


     THIS STOCKHOLDER AGREEMENT (this "Agreement") is made this ____ day of ___________, 1999, by and between ROBERT A. ZUMMO ("Zummo") and BRERA SCI, LLC, a Delaware limited liability company (the "Investor").

                               W I T N E S S E T H

     WHEREAS, Safety Components International, Inc., a Delaware corporation (the "Company"), and the Investor have entered into an Investment Agreement (the "Investment Agreement"), pursuant to which the Investor has agreed to purchase, in the aggregate, from the Company, and the Company has agreed to issue and sell to the Investor, (i) 28,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.10 per share (the "Senior Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Designations of Series A Convertible Preferred Stock (the "Senior Certificate of Designations"), initially convertible into shares of common stock, $.01 par value per share (the "Common Stock"), and, under certain circumstances, shares of the Company's Series B Junior Participating Preferred Stock, par value $0.10 per share (the "Junior Preferred Stock," and together with the Senior Preferred Stock, the "Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Designations of Series B Junior Participating Preferred Stock (the "Junior Certificate of Designations,"and together with the Senior Certificate of Designations, the "Certificates of Designations");

     WHEREAS, Zummo is the Chief Executive Officer and a significant shareholder of the Company;

     WHEREAS, on the date hereof, Zummo and the Investor own the number of shares of capital stock of the Company set forth on Schedule 1 hereto;

     WHEREAS, as an inducement to completion of the transactions contemplated by the Investment Agreement, Zummo and the Investor have agreed to vote the shares of Stock owned by them pursuant to the provisions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound hereby, agree with each other as follows:

1. Certain Defined Terms. Capitalized terms used in this Agreement have the meanings set forth in this Section 1, are defined in the provisions of this Agreement identified in this Section 1 or, if not defined in this Agreement, have the meanings set forth in the Investment Agreement.

     (a)  "Board" shall mean the Board of Directors of the Company.



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     (b) "Counterpart" shall mean a counterpart to this Agreement in the form of
Exhibit A hereto, pursuant to the execution of which a Person shall become bound by all of the terms and conditions to this Agreement.

     (c) "Designated Transferee" shall mean, with respect to Zummo (i) his spouse, (ii) any of his lineal ancestors or descendants, (iii) spouses of such lineal descendants, (iv) trusts for the benefit of any such spouse, lineal descendant or spouse of a lineal descendant, or (v) organizations exempt from federal income taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. With respect to any Stockholder, the term "Designated Transferee" shall also mean only any Affiliate (as defined in Section 12b-2 under the Exchange Act of 1934, as amended) of the Stockholder or the original parties to this Agreement.

     (d) "Exempt Transaction" shall mean (i) any Transfer of shares of Stock to a Designated Transferee; (ii) any Transfer of shares of Stock to the public pursuant to a registration; or (iii) any Transfer of shares of Stock to the public pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

     (e) "Investor Nominees" means (i) one (1) individual nominated by the Investor as of the Closing Date, (ii) two (2) additional individuals nominated by the Investor as of the date of Shareholder Approval, (iii) two (2) additional individuals nominated by the Investor as of the Adjustment Date (as defined in the Senior Certificate of Designations) and (iv) additional individuals designated by the Investor in accordance with Section C of Article VIII of the Senior Certificate of Designations or, in each case, their replacements designated by the Investor.

     (f) "Personal Representative" shall mean, in the event of Zummo's death, his designated beneficiary, or, in the absence of such designation, the estate or other legal representative of Zummo and, in the event of Zummo's disability, a Person specifically designated by him, or, in the absence of such designation, the guardian or other legal representative of Zummo.

     (g) "Shares" shall mean and include all issued and outstanding shares of Common Stock or Preferred Stock now owned or hereafter acquired by the Stockholders.

     (h) "Stock" shall mean and include (i) all shares of Common Stock and Preferred Stock of the Company, including without limitation, shares of Common Stock issued, issuable or transferable (A) on the exercise of rights to acquire shares of Common Stock or (B) on the conversion or exchange or exercise of securities convertible into or exchangeable or exercisable for Common Stock, and
(ii) all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock or Preferred Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

     (i) "Stockholder" shall mean Zummo, the Investor, a Designated Transferee and any other Person who becomes a party to this Agreement pursuant to the terms hereof.


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     (j)  "Transfer"  shall  mean  any  transfer  of  Stock,  whether  by  sale, assignment, gift, will, devise, bequest, operation of the laws of descent and distribution, or in trust, pledge, hypothecation, mortgage, encumbrance or other disposition. The verb to "Transfer" shall mean to sell, assign, give, transfer (including by gift, will, devise, bequest, or operation of laws of descent and distribution, or in trust), pledge, hypothecate, mortgage, encumber or dispose of.

     (k) "Zummo Nominees" means five (5) individuals nominated by Zummo (which shall include Zummo), or their replacements designated by Zummo or his Personal Representative. Initially, the Zummo Nominees shall be the members of the Board immediately prior to the Closing (taking into account the resignation of Francis Suozzi) and John C. Corey.

2. Designated Transferees to become Parties to this Agreement. If any Stockholder Transfers its Stock to any Designated Transferee, such transferee shall, as a condition to such Transfer, execute a Counterpart and thereafter the transferee shall be treated as a Stockholder for all purposes under this Agreement. A Designated Transferee of Zummo (other than the Investor) shall be required to take the actions required to be taken by Zummo hereunder, and a Designated Transferee of the Investor (other than Zummo) shall be required to take the actions required to be taken by the Investor hereunder. In the event that a Stockholder Transfers its Stock to a Person that is not a Designated Transferee in accordance with this Agreement, such transferee (except in the case of a transfer from Zummo to Investor or an Affiliate thereof) shall not be subject to this Agreement or entitled to any of the benefits of this Agreement, unless otherwise agreed to by the Investor and Zummo. A Transfer by Zummo of Stock to a Designated Transferee shall not be subject to the provisions of
Section 3 hereof.

3. Standstill Agreement. Except in accordance with the provisions of this Agreement, Zummo agrees, until the third anniversary of this Agreement, not to:
(i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Stock; or
(ii) deposit any shares of Stock into a voting trust, enter into a voting agreement or otherwise grant any voting rights to any other person or entity with respect to any such securities. None of (x) a Transfer by Zummo of Stock in a registered public offering nor (y) sales under Rule 144 promulgated under the Securities Act of 1933 or (z) a private placement not to exceed $2,000,000 in the aggregate shall be subject to the provisions of Section 3 hereof. A Transfer by Zummo in violation of this Section 3 shall be null and void.

4. Right of First Refusal.

     (a) If at any time after the third anniversary of this Agreement Zummo desires to Transfer all or a portion of his Stock pursuant to an arm's-length offer from a bona fide third party other than a Designated Transferee (the "Proposed Transferee"), Zummo shall submit a written offer (the "Offer") to sell such shares of Stock (the "Offered Shares") to the Investor, on terms and conditions, including price, not less favorable to the Investor than those on which Zummo proposes to sell the Offered Shares to the Proposed Transferee. The Offer shall disclose


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the identity of the Proposed  Transferee,  the number of Offered Shares proposed to be sold, the terms and conditions, including price, of the proposed sale, that the Proposed Transferee has been informed of the Right of First Refusal (as defined below) provided for in this Section 4 and any other material facts relating to the proposed sale.

     (b) Subject to the provisions of this Section 4, the Investor shall have the irrevocable right of first refusal ("Right of First Refusal") for a period of twelve (12) days after its receipt of the Offer (the "Acceptance Period") to purchase all (but not a portion) of the Offered Shares. The Investor may exercise its Right of First Refusal to purchase the Offered Shares by notifying Zummo in writing (the "Acceptance Notice") within the Acceptance Period of its intention to purchase the Offered Shares, for the price and upon the terms and conditions specified in the Offer. If the Investor declines to purchase all of the Offered Shares or fails to deliver the Acceptance Notice within the Acceptance Period (which failure shall be deemed conclusive of the Investor's intent to decline the opportunity to purchase any Offered Shares), then all of the Offered Shares may be sold by Zummo at any time within ninety (90) days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price specified in the Offer, and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 4.

     (c) A Transfer by Zummo of Stock pursuant to an Exempt Transaction shall not be subject to the provisions of Section 4 hereof but shall be subject to the provisions of Section 3 hereof (except as expressly stated therein).

5. Tag-Along Rights.

     (a) If the Investor at any time proposes to Transfer any shares of Stock (other than pursuant to an Exempt Transaction), the Investor shall afford Zummo the right to participate in such Transfer in accordance with this Section 5.

     (b) If the Investor desires to Transfer any shares of Stock, the Investor shall give written notice to Zummo (a "Notice of Transfer") not less than 12 nor more than 120 days prior to any proposed Transfer of any such shares of Stock. Each such Notice of Transfer shall:

     (i) specify in reasonable detail (A) the number and type of shares of Stock which such the Investor proposes to Transfer, (B) the identity of the proposed transferee or transferees of such shares of Stock, (C) the time within which, the price per share at which and all other terms and conditions upon which such the Investor proposes to transfer such shares of Stock and (D) the percentage of the Stock then owned by the Investor which the Investor proposes to Transfer to such proposed transferee or transferees (the "Applicable Percentage"), calculated on a fully-diluted basis and shall be carried out to a tenth of a share; and



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          (ii) make  explicit  reference  to this  Section 5 and state  that the right of Zummo to participate in such Transfer under this Section 5 shall expire unless such offer is accepted within 12 days after receipt of such Notice of Transfer.

     (c) Zummo shall have the right to Transfer to the proposed transferee or transferees up to that number of shares of Stock then owned by Zummo which is multiplied by the Applicable Percentage (calculated on a fully-diluted basis and shall be carried out to a tenth of a share and then rounded to the nearest share), at the same price per share and on the same terms and conditions as are applicable to the proposed transfer by the Investor, provided that (i) the consideration payable to Zummo shall be paid in the same form as that paid to the Investor and (ii) Zummo shall not be required in connection with any such transaction to make any representation, warranty or covenant other than a representation as to Zummo's power and authority to effect such Transfer, as to Zummo's title to the shares of Stock to be transferred by him and other than such representations, warranties or covenants made by the Investor (to the extent applicable to Zummo).

     (d) Zummo must notify the Investor, within 12 days after receipt of the Notice of Transfer, if Zummo desires to accept such offer and to Transfer any of his shares of Stock in accordance with this Section 5. If Zummo declines to provide such notice within such 12-day period, such failure shall be deemed conclusive of Zummo's intent to decline the opportunity to Transfer shares of Stock. Any and all Transfers of shares by Zummo pursuant to this Section 5 shall be made either concurrently with or prior to the Transfer of shares by the Investor.

     (e) A Transfer by Zummo of Stock pursuant to this Section 5 shall not be subject to the provisions of Section 3 hereof. Zummo shall not have any rights pursuant to this Section 5 to participate in any Exempt Transaction by the Investor.

6. Put Rights.

     (a) Zummo, at any time, shall have the right, but not the obligation, to put to the Investor, a number of shares of Stock owned by Zummo not to exceed in Aggregate Value (i) $2,000,000 less (ii) the gross proceeds of sales under clause (x), (y) or (z) of Section 3. Zummo shall exercise such put by providing a written notice (the "Put Notice") to the Investor at least twelve (12) days before date of sale. The Investor shall then have the obligation to buy the number of shares specified in the Put Notice at the Aggregate Value set forth in the Put Notice. The Investor shall fulfill its obligations under this Section 6 on the date of sale set forth in the Put Notice; provided, however that Investor shall have no such obligation at any time when the Value at the time of the Put Notice is less than $3 per share of Stock. A Transfer by Zummo of Stock pursuant to this Section 6 shall not be subject to the provisions of Section 3 hereof but shall reduce the amount that can be sold under clause (y) of Section 3.


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     (b) As used herein, "Value" means, with respect to a share of Stock, (A) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price per share as reported on such exchange or market;
(B) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation per share for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (C) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ, the average of the last reported bid and asked quotation per share for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation); and (D) in the absence of any such listing or trading, the Board shall determine in good faith the per share fair value of the Stock, which determination shall be set forth in a certificate of the Secretary of the Corporation. In each case, the determination of Value shall be based on the twenty (20) trading day average, ending on the day before the day of the Put Notice. In no event shall the Value be in excess of $14 per share of Stock. As used herein, "Aggregate Value" means Value multiplied by the number of shares of Stock to be sold to the Investor pursuant to this Section 6.

     (c) In the event that a sale takes place pursuant to this Section 6 prior to the Adjustment Date (as defined in the Senior Certificate of Designations) and such Value is greater than the conversion price fixed at the Adjustment Date, Zummo shall either (x) Transfer to the Investor, within twelve (12) days after the Adjustment Date, a number of shares of Stock (based on the Value at the Adjustment Date) equal to the difference between (i) the Aggregate Value with respect to the sale and (ii) the Aggregate Value where the Value is equal to the Conversion Price fixed at the Adjustment Date or (y) deliver to the Investor a note bearing interest at the rate of 8.0%, maturing on March 31, 2004 and requiring equal quarterly payments of principal and interest beginning on the last day of the calendar quarter after the Adjustment Date. In the event that a sale takes place pursuant to this Section 6 prior to the Adjustment Date and such Value is less than the conversion price fixed at the Adjustment Date, the Investor shall Transfer to Zummo, within twelve (12) days after the Adjustment Date, a number of shares of Stock (based on the Value at the Adjustment Date) equal to the difference between (i) the Aggregate Value where the Value is equal to the Conversion Price fixed at the Adjustment Date and (ii) the Aggregate Value with respect to the sale. A Transfer of Stock pursuant to this Section 6(b) shall not be subject to the provisions of Sections 3, 4 or 5 hereof.



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7. Governance Provisions.

     (a) From and after the date hereof, each Stockholder agrees to vote (including by execution of a written consent or in any other manner permitted by law and the Company's Certificate of Incorporation and/or the By-laws) all of his or its Shares over which he or it has voting control, and will take all other necessary or desirable actions within his or its control, and the Company will take all necessary or desirable actions within its control, in order to cause:

          (i) as of the Closing Date, the amendment of the By-laws of the Company as contemplated by the Investment Agreement, in the form annexed hereto as Exhibit A (the "Amended By-laws");

          (ii) as of the date of Shareholder Approval (as defined in the Amended Bylaws), (A) the election to the Board of the Investor Nominees contemplated by the Amended Bylaws and (B) the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 10,000,000 to 30,000,000; and

          (iii) as of each annual or special meeting held on or after the date of Shareholder Approval (A) prior to the end of the Preferred Stock Period, (as defined in the Amended By-laws) the election to the Board of the nominees for election (including without limitation Preferred Stock Replacement Designees and Corporation Replacement Designees, each as defined in the Amended By-laws) presented to the Board or the Nominating Committee in accordance with the Amended By-laws and (B) after the Preferred Stock Period but prior to the termination of this Agreement, the election to the Board of an equal number of nominees for election presented to the Board or the Nominating Committee by Zummo and the Investor.

     (b) Unless required for the due exercise of their fiduciary duties, the Stockholders will not take any action to remove any Board representative designated pursuant to this Section 7 without the prior written consent of the Person who or which designated that director.

     (c) Nothing contained in this Agreement shall have the effect of causing any Zummo Nominee or Investor Nominee to be deemed to be the deputy of or otherwise required to discharge his or her duties on the Board under the direction of, or with special attention to the interests of, the person designating such nominee to serve on the Board.

     (d) Nothing in this Agreement is intended to affect the right, if any, of holders of Preferred Stock, voting as a class, to elect additional directors to the Board in the event of (i) six consecutive missed dividend payments, (ii) a failure to redeem shares of Preferred Stock or (iii) a breach of the Consolidated EBITDA (as defined in the Senior Certificate of Designations) coverage ratio test, each as provided in the Senior Certificate of Designations.



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     (e) From and after the  termination of this  Agreement,  for so long as any
Stockholder owns at least 250,000 shares of Common Stock (or shares of Preferred Stock convertible into Common Stock) of the Company, each Stockholder agrees to vote (including by execution of a written consent or in any other manner permitted by law and the Company's Certificate of Incorporation and/or the By-laws) all of his or its Shares over which he or it has voting control, and will take all other necessary or desirable actions within his or its control, in order to cause the election to the Board of the nominees for election presented to the Board or the Nominating Committee in accordance with the By-laws.

8. Further Agreements. Zummo agrees to contribute any patent rights, copyrights and trademarks referenced in Section 3 of that certain Royalty Agreement, dated November 9, 1998, between Valentec International Corporation and John Finnell, to the Company or a wholly owned subsidiary thereof.

9. Specific Performance. Because of the unique character of the shares of Stock and the agreements set forth herein, the Company will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning any provision of this Agreement, an injunction may be issued restraining any action taken in contravention of this Agreement pending the determination of such controversy. In the event of any controversy concerning any provision of this Agreement, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or the other Stockholders of the Company may have.

10. Termination. Except as provided in Sections 7(e) and 12 hereof, this Agreement shall terminate on the first date on which (i) the Investor and its Designated Transferees, in the aggregate, or (ii) Zummo and his Designated Transferees, in the aggregate, no longer directly or indirectly Beneficially Own at least 250,000 shares of Common Stock (or shares of Preferred Stock convertible into Common Stock) of the Company; provided, however, that such termination shall not be effective to the extent that Zummo or the Investor falls below such ownership as a result of a Transfer in violation of this Agreement.

11. Notices. Any notice or other communication under this Agreement shall be in writing (including telecopier or facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served,
(ii) on the first day after mailing if mailed to the party to whom notice is to be given by overnight courier, or (iii) on the date sent if sent by telecopier, to the parties at the following addresses or telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice):


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                  If to Zummo, to:

                           Safety Components International, Inc.
                           2160 North Central Road
                           Fort Lee, New Jersey 07024
                           Attention: Robert A. Zummo
                           Telecopy No.: (201) 592-7501

                  With a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           919 Third Avenue
                           New York, NY 10022-9998
                           Attention: Richard A. Goldberg, Esq.
                           Telecopy No.:  (212) 758-9526

                  If to the Investor, to

                           Brera SCI, LLC
                           c/o Brera Capital Partners LLC
                           712 Fifth Avenue
                           New York, NY 10019
                           Attention: Jun Tsusaka
                           Telecopy No.:

                  With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                           Chicago, IL 60606
                           Attention: Peter C. Krupp, Esq.
                           Telecopy No.:  (312) 407-0411

12. Entire Agreement; Amendments. This Agreement supercedes that certain letter agreement, dated February 14, 1999, among the parties hereto and this Agreement, the Investment Agreement and the documents described therein or attached or delivered pursuant thereto set forth the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be amended, modified or supplemented in whole or in part at any time except by an agreement in writing duly executed by the parties thereto. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof of any other right.



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13. Counterparts. This Agreement may be executed (including by facsimile) in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

14. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in that State without reference to its conflicts of laws rules. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Agreement solely among the Stockholders shall be the United States District Court for the Southern District of New York, and the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with the requirements necessary to give such courts jurisdiction. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this agreement except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the parties hereby irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies by registered or certified airmail, postage prepaid, to the address specified in Section 10 hereof. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and the amount of indebtedness. The parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.

15. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their successors and permitted assigns. Except as set forth in this Agreement, neither this Agreement nor any rights hereunder shall be assignable by operation of law or otherwise by any party hereto without the prior written consent of the other parties hereto.

16. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the provisions of Section 7 shall inure to the benefit of and be enforceable by the Investor Nominees.

17. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.


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



18. Attorney's Fees. In the event of litigation of any dispute or controversy arising from, in, under or concerning this Agreement or any amendment hereof, including, without limiting the generality of the foregoing, any claimed breach hereof or thereof, the prevailing party in such action shall be entitled to recover from the other party in such action, such sum as the court shall fix as reasonable attorney's fees incurred by such prevailing party.

                  IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement under seal on the date first above written.

                                 BRERA SCI, LLC


                                            By: ___________________________
                                            Title:


                                            _______________________________
                                            Robert A. Zummo



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


                                    Exhibit A
                                       TO
                              STOCKHOLDER AGREEMENT


                                   COUNTERPART


     THIS INSTRUMENT forms part of the Stockholder Agreement (the "Agreement") made as of the __ day of ________, 1999, by and between ROBERT A. ZUMMO ("Zummo") and BRERA SCI, LLC, a Delaware limited liability company (the "Investor"), and any additional Stockholders (as defined in the Agreement) of Safety Components International, Inc., from time to time, which Agreement permits execution (including by facsimile) by counterpart. The undersigned hereby acknowledges having received a copy of the said Agreement (which is annexed hereto as Schedule I) and having read the said Agreement in its entirety, and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned as a Stockholder and as a Designated Transferee (as defined in the Agreement) of __________________ and such terms and conditions shall inure to the benefit of and be binding upon the undersigned and its successors and permitted assigns.

     IN WITNESS WHEREOF, the undersigned has executed this instrument this ____ day of ___________, 199 .



                                       ____________________________________
                                       (SIGNATURE OF STOCKHOLDER)



                                       ____________________________________
                                       (NAME IN BLOCK LETTERS)



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